Exhibit 99.1

CareTrust REIT, Inc. Announces Launch of Offering of $300.0 Million of Senior Notes due 2025

San Clemente, CA, May 8, 2017 — CareTrust REIT, Inc. (Nasdaq: CTRE) (“CareTrust REIT”) announced today that its wholly owned subsidiaries CTR Partnership, L.P. and a corporate co-issuer, CareTrust Capital Corp. (together, the “Issuers”), intend to offer, subject to market and other conditions, $300.0 million aggregate principal amount of unsecured senior notes due 2025 (the “New Notes”) in an underwritten public offering. CareTrust REIT intends to use a portion of the net proceeds from the offering of the New Notes to pay the redemption price and related expenses to redeem all of the Issuers’ 5.875% Senior Notes due 2021 (the “2021 Notes”). CareTrust REIT intends to use any remaining net proceeds to repay borrowings outstanding under its revolving credit facility and for general corporate purposes, including acquisitions.

KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Barclays Capital Inc. are acting as joint book-running managers for the offering of the New Notes.

The New Notes are being offered pursuant to an effective automatic shelf registration statement on Form S-3 on file with the Securities and Exchange Commission (the “SEC”). The offering may only be made by means of a prospectus supplement and the accompanying prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained by visiting EDGAR on the SEC website at www.sec.gov or by contacting KeyBanc Capital Markets Inc. at (888) 539-1057 (toll free); BMO Capital Markets Corp. (212) 702-1882 and Barclays Capital Inc. at (888) 603-5847 (toll free).

This press release does not constitute an offer to sell, the solicitation of an offer to buy, an offer to purchase or a solicitation of an offer to sell any securities, including the New Notes or the 2021 Notes, nor shall it constitute an offer, solicitation, sale or purchase in any jurisdiction in which such offer, solicitation, sale or purchase is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical statements of fact and those regarding CareTrust REIT’s intent, belief or expectations, including, but not limited to, statements regarding the intention to consummate the offering of the New Notes and the redemption of the 2021 Notes. These statements are based on CareTrust REIT’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although CareTrust REIT believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on CareTrust REIT’s expectations include, but are not limited to its ability to consummate the offering of the New Notes or the redemption of the 2021 Notes and any additional factors identified in CareTrust REIT’s filings with the Securities and Exchange Commission, including those in its Annual Report on Form 10-K for the year ended December 31, 2016 under the heading entitled “Risk Factors.” CareTrust REIT expressly disclaims any obligation to update or revise any information in this press release, including forward-looking statements, whether to reflect any change in its expectations, any change in events, conditions or circumstances, or otherwise.

As used in this press release, unless the context requires otherwise, references to “CareTrust REIT” refer to CareTrust REIT, Inc. and its consolidated subsidiaries.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 158 net-leased healthcare properties and three operated seniors housing properties in 21 states, CareTrust REIT is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses.

CareTrust REIT, Inc.

(949) 542-3130

ir@caretrustreit.com

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